Exhibit 4.1

EXECUTION VERSION

TRINITY CAPITAL INC.,

Issuer

and

U.S. BANK NATIONAL ASSOCIATION,

Trustee

Second Supplemental Indenture

Dated as of December 11, 2020

to Indenture

Dated as of January 16, 2020

Providing for the Issuance

of

6.00% Convertible Notes due 2025

-i-

-ii-

-iii-

-iv-

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE dated as of December 11, 2020 (the “Supplemental Indenture”) between TRINITY CAPITAL INC., a Maryland corporation, as issuer (the “Company,” as more fully set forth in Section 1.01), and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee,” as more fully set forth in Section 1.01), supplementing the Indenture, dated as of January 16, 2020, between the Company and the Trustee (the “Base Indenture” and the Base Indenture, as amended and supplemented by this Supplemental Indenture, and as it may be further amended or supplemented from time to time with respect to the Notes, the “Indenture”). All capitalized terms used herein shall have the meaning set forth in the Base Indenture unless otherwise defined herein.

THE PARTIES HERETO ENTER THIS AGREEMENT ON THE BASIS OF THE FOLLOWING FACTS, UNDERSTANDINGS AND INTENTIONS:

A. The Company executed and delivered the Base Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Company’s Securities, in an unlimited amount in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Base Indenture.

B. Sections 2.01, 3.01 and 9.01(vi) of the Base Indenture provide that the Company, from time to time, may enter into one or more indentures supplemental to the Base Indenture, without the consent of any Holders, to, among other things, establish the form or terms of Securities of any series as permitted by the Base Indenture, and to provide for the issuance of such Securities, as permitted by the Base Indenture, and to set forth the terms thereof.

C. For its lawful corporate purposes, the Company has duly authorized the issuance of its 6.00% Convertible Notes due 2025 (the “Notes”), initially in an aggregate principal amount not to exceed $50,000,000, pursuant to the Purchase/Placement Agreement, dated December 4, 2020 (the “Purchase/Placement Agreement”), between the Company and Keefe, Bruyette & Woods, Inc. in its capacity as initial purchaser and placement agent (the “KBW”), and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Supplemental Indenture. The Notes shall be convertible into cash, shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), or a combination of cash and shares of the Common Stock, at the Company’s election or as otherwise provided for in the Indenture.

D. The Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Purchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided.

E. The Company confirms that the conditions set forth in the Base Indenture for the execution and delivery of this Supplemental Indenture have been complied with.

F. All acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as herein provided, the valid, binding and legal obligations of the Company, and this Supplemental Indenture a valid agreement according to its terms, have been done and performed, and the execution hereof and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the parties hereto, the parties hereby agree as follows, and in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1.
DEFINITIONS

Section 1.01.      Definitions.

The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the respective meanings specified in this Section 1.01 and, to the extent applicable, supersede the definitions thereof in the Base Indenture. The words “herein,” “hereof,” “hereunder” and words of similar import (i) when used with regard to any specified Article, Section or other subdivision, refer to such Article, Section or subdivision of this Supplemental Indenture, and (ii) otherwise, refer to the Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article 1 include the plural as well as the singular form.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Restricted Securities Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A under the Securities Act.

“Acceleration” shall have the meaning specified in Section 6.01(h).

“Additional Interest” means all amounts, if any, payable pursuant to Section 6.03.

“Additional Shares” shall have the meaning specified in Section 13.03(a).

“Agent” means a Conversion Agent or a Paying Agent.

“Automatic Exchange” shall have the meaning specified in Section 2.03(f).

“Automatic Exchange Date” shall have the meaning specified in Section 2.03(f).

“Base Indenture” shall have the meaning specified in the first paragraph of this Supplemental Indenture.

“Below Investment Grade Rating Event” means any time when the Notes are downgraded below an Investment Grade Rating by the Rating Agency or a Notes Rating is not maintained.

“Beneficial Ownership Certificate” shall have the meaning specified in Section 15.01.

“Board of Directors” means the board of directors of the Company or, except for purposes of the definitions of “Change of Control” and “Continuing Director”, a committee of such board duly authorized to act for it hereunder.

“Business Day” means any day other than (x) a Saturday, (y) a Sunday or (z) a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

A “Change in Control” shall be deemed to have occurred if any of the following occurs after the date of this Supplemental Indenture:

(a) any “person” or “group” within the meaning of Section 13(d) of the Exchange Act is or becomes the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of the Company’s voting stock representing 50% or more of the total voting power of all outstanding classes of the Company’s voting stock entitled to vote generally in elections of directors, or has the power, directly or indirectly, to elect a majority of the Board of Directors;

(b) the consummation of: (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (ii) any share exchange, consolidation, merger or similar transaction involving the Company pursuant to which the Common Stock shall be converted into cash, securities or other property or assets; or (iii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Wholly Owned Subsidiaries; provided, however, that a transaction described in clause (ii) immediately above pursuant to which the Persons that “beneficially owned,” directly or indirectly, the shares of the Company’s voting stock immediately prior to such transaction “beneficially own,” directly or indirectly, shares of voting stock representing at least a majority of the total voting power of all outstanding classes of voting stock of the surviving or transferee Person and such holders’ proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities they receive in such transaction shall be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such transaction shall not constitute a “Change of Control” pursuant to this clause (b);

(c) the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or

(d) the holders of Capital Stock of the Company approve any plan or proposal for the liquidation or dissolution of the Company (whether or not in compliance with the Indenture);

provided, however, that a “Change of Control” shall not be deemed to have occurred pursuant to clause (b) of the definition of “Change of Control” above, if at least 90% of the consideration paid for the Common Stock in the relevant transaction or transactions, excluding cash payments for any fractional share and cash payments made pursuant to dissenters’ appraisal rights, consists of shares of common stock traded on The New York Stock Exchange, The NASDAQ Capital Market, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors), or will be so traded immediately following such transaction, and, as a result therefrom, such consideration becomes Reference Property for the Notes.

“Clause A Distribution” shall have the meaning specified in Section 13.04(c).

“Clause B Distribution” shall have the meaning specified in Section 13.04(c).

“Clause C Distribution” shall have the meaning specified in Section 13.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Closing Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) at 4:00 p.m. (New York City time) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded.

“Common Stock” shall have the meaning specified in the first paragraph of this Supplemental Indenture, subject to Section 13.08.

“Company” shall have the meaning specified in the first paragraph of this Supplemental Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Comparable Treasury Issue” means the United States Treasury security having a maturity comparable to the Remaining Life of such Remaining Interest Payments that would be utilized, at the time of selection and in accordance with customary financing practice, when identifying a comparable maturity to the Remaining Life of the Remaining Interest Payments being discounted.

“Continuing Director” means, as of any date of determination, any member of the Company’s Board of Directors who (i) was a member of such Board of Directors on the date of this Supplemental Indenture, or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Conversion Agent” shall mean an office or agency where the Notes may be surrendered for conversion.

“Conversion Consideration” shall have the meaning specified in Section 13.02(a).

“Conversion Date” shall have the meaning specified in Section 13.02(c), except with respect to a Forced Conversion, it shall mean the Forced Conversion Date.

“Conversion Obligation” shall have the meaning specified in Section 13.01.

“Conversion Rate” shall have the meaning specified in Section 13.01.

“Conversion Price” means, per share of Common Stock, $1,000 divided by the then-applicable Conversion Rate.

“Corporate Trust Office” means the office of the Trustee or the Agent at which, at any particular time, its corporate trust business in respect of this Indenture shall be administered, which office as of the date hereof for purposes of Section 10.02 only is located at 111 Fillmore Avenue, St. Paul, MN 55107, Attention: Global Corporate Trust Services - Trinity Capital Inc., and for all other purposes is located at 1 Federal Street, Boston, MA 02210, Attention: Global Corporate Trust Services - Trinity Capital Inc., or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company) or if at any time there is more than one trustee, means the Corporate Trust Office of any such other trustee with respect to the Securities of the applicable series.

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Fundamental Change Purchase Price, the Forced Conversion Consideration, principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.06(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Supplemental Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Discounted Value” means, with respect to any Forced Converted Note, the amount obtained by discounting all Remaining Interest Payments with respect to such Forced Converted Note from their respective scheduled due dates to the Forced Conversion Date with respect to such Forced Converted Note, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield.

“Effective Date” shall have the meaning specified in Section 13.03(c), except that, as used in Section 13.04, “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Expiration Date” shall have the meaning specified in Section 13.04(e).

“Expiration Time” shall have the meaning specified in Section 13.04(e).

“Forced Conversion” shall have the meaning specified in Section 15.01.

“Forced Conversion Cash Settlement Amount” means, in respect of each $1,000 principal amount of Forced Converted Notes, an amount in cash equal to the product of Conversion Rate and the Trading Threshold Event Average.

“Forced Conversion Consideration” shall have the meaning specified in Section 15.02.

“Forced Conversion Date” shall have the meaning specified in Section 15.02.

“Forced Conversion Notice” shall have the meaning specified in Section 15.02.

“Forced Conversion Notice Date” means the date on which a Forced Conversion Notice is delivered to a Holder.

“Forced Conversion Make-Whole Payment” means, with respect to any Forced Converted Note, an amount equal to the Discounted Value of the Remaining Interest Payments; provided that the Forced Conversion Make-Whole Payment may in no event be less than zero.

“Forced Converted Note” means any Note converted pursuant to a Forced Conversion Notice.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Purchase Notice” means the “Form of Fundamental Change Purchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” means the occurrence of either a Change in Control or, after the initial listing of the Common Stock on a national securities exchange, a Termination of Trading.

“Fundamental Change Company Notice” shall have the meaning specified in Section 14.01(c).

“Fundamental Change Purchase Date” shall have the meaning specified in Section 14.01(a).

“Fundamental Change Purchase Notice” shall have the meaning specified in Section 14.01(b)(i).

“Fundamental Change Purchase Price” shall have the meaning specified in Section 14.01(a).

“GAAP” means generally accepted accounting principles in the United States as in effect on the date hereof, without giving effect, for the avoidance of doubt, to ASU 2016-02, Leases (Topic 842).

“Global Note” shall have the meaning specified in Section 2.06(b).

“Global Note Legend” shall have the meaning specified in Exhibit A.

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Register.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Restricted Securities Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Initial Dividend Threshold” shall have the meaning specified in Section 13.04(d).

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Interest Payment Date” means each May 1 and November 1 of each year, beginning on May 1, 2021.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations promulgated thereunder, to the extent applicable, and any statute successor thereto.

“Investment Grade Rating” means a rating of BBB- or better by the Rating Agency (or its equivalent, including under any successor rating categories, of the Rating Agency).

“Make-Whole Adjustment Event” means (i) any Change of Control (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof), and (ii) any Termination of Trading.

“Maturity Date” means December 11, 2025.

“Maximum Conversion Rate” shall have the meaning specified in Section 13.03(e).

“NAV per share” means the Company’s net asset value per share of Common Stock.

“Note” or “Notes” shall have the meaning specified in the first paragraph of this Supplemental Indenture.

“Note Register” shall have the meaning specified in Section 2.06(a).

“Note Registrar” shall have the meaning specified in Section 2.06(a).

“Notes Rating” means a rating on the Notes by the Rating Agency.

“Notice of Conversion” shall have the meaning specified in Section 13.02(b).

“Offering Memorandum” means the offering memorandum dated December 4, 2020, relating to the offering and sale of the Notes.

“Officer” means, with respect to the Company, the President, the Chief Executive Officer, the Treasurer, the Secretary, General Counsel, Chief Legal Officer, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

“Officers’ Certificate,” means a certificate signed by the Chief Executive Officer, the President, the Chief Financial Officer or the Chief Operating Officer and by the Chief Compliance Officer, any Vice President, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 16.05 if and to the extent required by the provisions of such Section.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company or who may be an employee of the Company or other counsel acceptable to the Trustee. Each such opinion shall include the statements provided for in Section 16.05 if and to the extent required by the provisions of such Section 16.05.

“Original Issue Date” means December 11, 2020.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Supplemental Indenture, except:

(a) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) in trust or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes;

(c) Notes that have been paid pursuant to Section 2.07 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.07 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d) Notes converted pursuant to Article 13 and required to be cancelled pursuant to Section 2.09; and

(e) Notes repurchased by the Company pursuant to the penultimate sentence of Section 2.11.

“Ownership Limitation” shall have the meaning specified in Section 13.02(k).

“Paying Agent” shall mean an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or required purchase.

“Payment Default” shall have the meaning specified in Section 6.01(h).

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and integral multiples thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“QIB” means any “qualified institutional buyer” as such term is defined in Rule 144A under the Securities Act.

“Rating Agency” means (i) Egan-Jones Ratings Company, and (2) if Egan-Jones Ratings Company ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency for Egan-Jones Ratings Company.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Reference Property” shall have the meaning specified in Section 13.08(a).

“Regular Record Date,” with respect to any Interest Payment Date, means the April 15 or October 15 (whether or not such day is a Business Day) immediately preceding the applicable May 1 or November 1 Interest Payment Date, respectively.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend, Restricted Securities Legend and Regulation S Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Regulation S Legend” means the legend set forth in Section 2.03(d) hereof, which is required to be placed on all Regulation S Global Notes issued under this Indenture.

“Reinvestment Yield” means, with respect to any Remaining Interest Payment, the sum of (a) 0.50% plus (b) the yield to maturity of the Comparable Treasury Issue implied by the “Ask Yield(s)” Reported having a maturity equal to the Remaining Life of such Remaining Interest Payment as of such Forced Conversion Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Life, then such implied yield to maturity shall be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Life and (2) closest to and less than such Remaining Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Remaining Interest Payments of any Forced Converted Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second business day preceding the Forced Conversion Date with respect to such Forced Converted Note, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Life of such Remaining Interest Payment as of such Forced Conversion Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Life. The Reinvestment Yield will be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Relevant Distribution” shall have the meaning specified in Section 13.04(c).

“Remaining Interest Payments” means all interest payments unpaid and unaccrued on a Forced Converted Note three days prior to the Forced Conversion Date, which would be paid if the Forced Converted Note was held until the stated maturity date instead of converting.

“Remaining Life” means, with respect to any Remaining Interest Payment, the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Forced Conversion Date with respect to such Forced Converted Note and the scheduled due date of such Remaining Scheduled Payment.

“Reported” means reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Forced Conversion Date with respect to such Forced Converted Note for such Remaining Interest Payment, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities.

“Resale Registration Statement” means any registration statement of the Company filed or confidentially submitted with the Commission under the Securities Act that covers the resale of the Common Stock (or other common stock into which the Notes are convertible), including the prospectus, amendments and supplements to such registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.03(e).

“Restricted Definitive Note” shall have the meaning specified in Section 2.03(f).

“Restricted Global Note” shall have the meaning specified in Section 2.03(f).

“Restricted Securities Legend” shall have the meaning specified in Section 2.03(d).

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed for trading. If the Common Stock is not so listed, “Scheduled Trading Day” means a Business Day.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Exchange Event” shall have the meaning specified in Section 13.08(a).

“Spin-Off” shall have the meaning specified in Section 13.04(c).

“Stock Price” shall have the meaning specified in Section 13.03(c).

“Successor Company” shall have the meaning specified in Section 11.01(a).

“Termination of Trading” means the Common Stock (or other common stock into which the Notes are convertible) fails to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Capital Market, The NASDAQ Global Select Market or The NASDAQ Global Market or ceases to be listed or quoted on any such exchange (or any of their respective successors) following the effectiveness of a Resale Registration Statement, or the announcement by any such exchange on which the Common Stock (or other common stock) is trading that the Common Stock (or other common stock) will no longer be listed or admitted for trading and will not be immediately relisted or readmitted for trading on any of The New York Stock Exchange, The NASDAQ Capital Market, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

“Threshold Period” shall have the meaning specified in Section 15.02.

“Trading Day” means a day on which (i) the principal U.S. national securities exchange or market on which the Common Stock is then listed is open for trading and a Closing Sale Price for the Common Stock is available on such securities exchange or market, or (ii) if the Common Stock is not so listed or a Closing Sale Price for the Common Stock is not so available on such securities exchange or market, any Business Day.

“Trading Threshold Event” means, following the listing of the Common Stock on a national securities exchange, the Closing Sale Price of the Common Stock for any 30 consecutive trading days exceeds 120% of the then current Conversion Price.

“Trading Threshold Event Average” means the average Closing Sale Price of the Common Stock during the relevant Trading Threshold Event period.

“transfer” shall have the meaning specified in Section 2.06(c).

“Trigger Event” shall have the meaning specified in Section 13.04(b).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Supplemental Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Supplemental Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Unrestricted Definitive Note” shall have the meaning specified in Section 2.03(f).

“Unrestricted Global Note” shall have the meaning specified in Section 2.03(f).

“Valuation Period” shall have the meaning specified in Section 13.04(c).

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to a “majority” in the definition of “Subsidiary” in the Base Indenture shall be deemed replaced by a reference to “100%”.

Section 1.02.      References to Interest

Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Supplemental Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 6.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE 2.
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01.      Scope of Supplemental Indenture

This Supplemental Indenture amends and supplements the provisions of the Base Indenture, to which provisions reference is hereby made. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time in accordance herewith, and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. For all purposes under the Base Indenture, the Notes shall constitute a single series of Securities, and with regard to any matter requiring the consent under the Base Indenture of Holders of multiple series of Securities voting together as a single class, the consent of Holders of the Notes voting as a separate class shall also be required and the same threshold shall apply. The provisions of this Supplemental Indenture shall supersede, with respect to the Notes, any conflicting or inconsistent provisions in the Base Indenture. In the case of any conflict between the Indenture and a Note, the provisions of the Indenture shall control and govern to the extent of such conflict.

Section 2.02.      Designation and Amount

The Notes are hereby created and authorized as a single series of Securities under the Base Indenture. The Notes shall be designated as the “6.00% Convertible Notes due 2025.” The aggregate principal amount of Notes that may be authenticated and delivered under this Supplemental Indenture is initially limited to $50,000,000, subject to Section 2.11 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder. For purposes of Section 3.01 of the Base Indenture, the Notes are designated as Senior Securities.

Section 2.03.      Form of Notes

(a)            The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth on Exhibit A attached hereto, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of the Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

(b)            Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of the Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

(c)            Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

(d)            Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with the Indenture. Payment of principal of (including the Fundamental Change Purchase Price and the Forced Conversion Consideration, if applicable), and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein or under the rules or procedures of the Depositary. Neither the Trustee nor any Agent shall have responsibility for any actions taken or not taken by the Depositary.

Every Note authenticated and delivered hereunder shall bear an additional legend in substantially the following form (the “Restricted Securities Legend”) unless and until such Restricted Securities Legend is no longer required in accordance with Section 2.03(f) of this Supplemental Indenture:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR IN THE CASE OF RULE 144A NOTES, AND 40 DAYS IN THE CASE OF REGULATION S NOTES AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR ANY PREDECESSOR OF THIS SECURITY) OR THE DATE OF ANY SUBSEQUENT REOPENING OF THE SECURITIES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATE WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE SECURITIES LAWS OF ANY OTHER JURISDICTION, INCLUDING ANY STATE OF THE UNITED STATES, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO EACH OF THEM AND/OR A CERTIFICATE OF TRANSFER OR EXCHANGE IN THE FORM PRESCRIBED IN THE INDENTURE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

In addition, each Regulation S Global Note will bear a legend in substantially the following form (the “Regulation S Legend”):

“IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”

(e)            With respect to any proposed registration of transfer of any Note prior to (x) the date which is one year (or such other date when resales of securities by non-Affiliates are first permitted under Rule 144(d) under the Securities Act) after the later of the date of the original issue date of the applicable Notes or the date of any subsequent reopening of such Notes and the last date on which the Company or any of the Company’s Affiliates were the owner of such Notes (or any predecessor thereto) or (y) such later date, if any, as may be required by applicable law (the “Resale Restriction Termination Date”), the Holder of such Note and each subsequent Holder thereof shall offer, sell, or otherwise transfer such Note only (i) to the Company or any of the Company’s Subsidiaries, (ii) pursuant to a registration statement which has become effective under the Securities Act, (iii) for so long as such Note is eligible for resale pursuant to Rule 144A under the Securities Act, to a Person it reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A under the Securities Act, (iv) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor” or (v) pursuant to any other available exemption from the registration requirements of the Securities Act; in each of the foregoing cases subject to any requirements of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date.

(f)            Upon the transfer or replacement of a Global Note (or beneficial interest therein) not bearing a Restricted Securities Legend (an “Unrestricted Global Note”) the Trustee shall deliver an Unrestricted Global Note (or beneficial interest therein) and upon the transfer or replacement of a definitive Note not bearing a Restricted Securities Legend (an “Unrestricted Definitive Note”), the Trustee shall deliver an Unrestricted Definitive Note. Upon the transfer, exchange, or replacement of a Global Note (or beneficial interest therein) bearing a Restricted Securities Legend (a “Restricted Global Note”) the Trustee shall deliver only a Restricted Global Note (or beneficial interest therein) and upon the transfer, exchange or replacement of a definitive Note bearing a Restricted Securities Legend (a “Restricted Definitive Note”), the Trustee shall deliver only Restricted Definitive Notes unless, in each case, (i) a Note is being transferred pursuant to an effective registration statement, (ii) Notes are being exchanged for Notes that do not bear the Restricted Securities Legend in accordance with the following paragraph, or (iii) there is delivered to the Trustee an Opinion of Counsel satisfactory to it stating that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, upon which opinion the Trustee may conclusively rely. Any Notes sold in a registered offering. shall not be required to bear the Restricted Securities Legend.

Upon the Company’s satisfaction that the Restricted Securities Legend shall no longer be required in order to maintain compliance with the Securities Act, beneficial interests in a Restricted Global Note may be automatically exchanged into beneficial interests in an Unrestricted Global Note without any action required by or on behalf of the Holder (the “Automatic Exchange”) at any time on or after the date that is the 366th calendar day after the later of the date of the original issue date of the applicable Notes or the date of any subsequent reopening of such Notes, or in each case, if such day is not a Business Day, on the next succeeding Business Day.

Upon the Company’s satisfaction that the Restricted Securities Legend shall no longer be required in order to maintain compliance with the Securities Act, the Company may cause the Restricted Securities Legend to be removed by (i) providing the Depositary an instruction letter for the Depositary’s mandatory exchange process (or any successor notice, form, or action required pursuant to the Depositary’s applicable procedures) to the extent required; (ii) providing written notice to the Trustee (x) instructing the Trustee to take any actions as may be necessary so that the Restricted Securities Legend set forth on the Global Notes shall be deemed removed from the Global Notes in accordance with the terms and conditions of the Notes and the Indenture, without further action on the part of Holders and (y) instructing the Trustee to take any actions as may be necessary so that the restricted CUSIP number for the Notes shall be removed from the Global Notes and replaced with an unrestricted CUSIP number; and (iii) on or prior to the effective date of the Automatic Exchange (such date, the “Automatic Exchange Date”), deliver to the Trustee for authentication one or more Unrestricted Global Notes, duly executed by the Company, in an aggregate principal amount equal to the aggregate principal amount of Restricted Global Notes to be exchanged into such Unrestricted Global Notes. The Restricted Global Note from which beneficial interests are transferred pursuant to an Automatic Exchange shall be cancelled following the Automatic Exchange.

Any definitive Note delivered in exchange for an interest in a Global Note pursuant to Sections 2.04 and 3.05 of the Base Indenture shall, bear the applicable legend regarding transfer restrictions applicable thereto set forth in this Section 2.03 of this Supplemental Indenture unless (i) the Global Note is an Unrestricted Global Note, or (ii) there is delivered to the Trustee an Opinion of Counsel satisfactory to it stating that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, upon which opinion the Trustee may conclusively rely.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Supplemental Indenture and any Notes, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

All certifications, certificates and Opinions of Counsel required to be submitted to the Security Registrar pursuant to this Section 2.03 of this Supplemental Indenture to effect a registration of transfer or exchange may be submitted by facsimile, electronic mail, .pdf attachment or other electronic means.

Section 2.04.      Date and Denomination of Notes; Payments of Interest and Defaulted Amounts

(a) The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month.

(b) The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date, notwithstanding any conversion of such Note at any time after the close of business on the applicable Regular Record Date. In the case of Physical Notes, payments in respect of principal and interest shall be made in U.S. dollars (i) at the Corporate Trust Office or, at the Company’s option, by check mailed to the Holder’s address as it appears in the Note Register, or (ii) upon any application to the Note Registrar not later than the relevant Regular Record Date by a Holder of more than $1,000,000 in principal amount of Notes, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until such Holder notifies, in writing, the Note Registrar to the contrary. Notwithstanding the foregoing, payments in respect of the principal and interest (including the Fundamental Change Purchase Price and the Forced Conversion Consideration, if applicable) on any Global Note shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee and in accordance with the rules and procedures of the Depositary.

(c) Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes plus one percent, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause (i) provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so mailed, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.04(c).

(ii) The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.05.      Execution, Authentication and Delivery of Notes

Section 3.03 of the Base Indenture shall not apply to the Notes. Instead, the provisions of this Section 2.05 shall, with respect to the Notes, supersede in its entirety Section 3.03 of the Base Indenture and all references in the Base Indenture to Section 3.03 thereof shall be deemed, for the purposes of the Notes, to be references to this Section 2.05. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile, .pdf attachment or other electronically transmitted signature (including, without limitation, DocuSign or Adobe Sign) of its Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer or any of its Executive or Vice Presidents and attested by its Secretary or any Assistant Secretary.

At any time and from time to time after the execution and delivery of this Supplemental Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order, an Officers’ Certificate and an Opinion for Counsel in accordance with Section 16.05 for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder. In authenticating such Notes, and accepting the additional responsibilities under the Indenture in relation to such Notes, the Trustee shall be entitled to receive, and shall be fully protected in relying upon,

(i) an Opinion of Counsel stating as follows:

(a) that the form or forms of such Notes have been established in conformity with the provisions of the Indenture;

(b) that the terms of such Notes have been established in conformity with the provisions of the Indenture; and

(c) that such Notes, when completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with the Indenture, authenticated and delivered by the Trustee in accordance with the Indenture and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, shall constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, to general equitable principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Notes; and

(ii) an Officers’ Certificate stating, to the best of the knowledge of the signers of such certificate, that no Event of Default with respect to any of the Notes shall have occurred and be continuing.

The Trustee shall not be required to authenticate Notes that are not substantially in the form attached hereto if the issue of such Notes pursuant to the Indenture shall affect the Trustee’s own rights, duties, obligations or immunities under the Notes and the Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee. Notwithstanding the generality of the foregoing, the Trustee shall not be required to authenticate the Notes denominated in a foreign currency if the Trustee reasonably believes that it would be unable to perform its duties with respect to such Notes.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note set forth on Exhibit A attached hereto, executed manually or by facsimile, .pdf attachment or other electronically transmitted signature (including, without limitation, DocuSign or Adobe Sign) by an authorized officer of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 16.10 hereunder), shall be entitled to the benefits of the Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of the Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Supplemental Indenture any such person was not such an Officer.

Section 2.06.      Exchange and Registration of Transfer of Notes; Depositary. Section 3.05 of the Base Indenture shall not apply to the Notes. Instead, the provisions of this Section 2.06 shall, with respect to the Notes, supersede in its entirety Section 3.05 of the Base Indenture and all references in the Base Indenture to Section 3.05 thereof shall be deemed, for the purposes of the Notes, to be references to this Section 2.06.

(a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars. In acting hereunder and in connection with the Notes, the Note Registrar shall act solely as an agent of the Company, and shall not thereby assume any obligation towards or relationship of agency or trust for or with any Holder.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.06, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than KBW).

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to the terms of the Indenture. Whenever any Notes are so surrendered for exchange, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing. Any transferring Holder shall use commercially reasonable efforts to provide or cause to be provided to the Trustee, the Note Registrar or any co-Note Registrar, as applicable, any information reasonably available to the transferring Holder and necessary to allow the Trustee, the Note Registrar or any co-Note Registrar, as applicable, to comply with any applicable tax reporting obligations, including without limitation, any cost basis reporting obligations under Code Section 6045 of the Code. The Trustee, the Note Registrar or any co-Note Registrar, as applicable, may rely on any such information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company or the Trustee may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

None of the Company, the Trustee, the Note Registrar and any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 14.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with the Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.06(c), all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with the Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(c) Notwithstanding any other provisions of the Indenture, a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary, and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 2.06(c).

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of purchase) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC, except as expressly set forth in the last sentence of Section 8.03. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any of its agents shall have any responsibility for any actions taken or not taken by DTC.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days, or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest, and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.06(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee and any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(d) The Company shall cause any Note that is repurchased by it to be surrendered to the Trustee for cancellation in accordance with Section 2.09.

Section 2.07.      Mutilated, Destroyed, Lost or Stolen Notes. Section 3.06 of the Base Indenture shall not apply to the Notes. Instead, the provisions of this Section 2.07 shall, with respect to the Notes, supersede in its entirety Section 3.06 of the Base Indenture and all references in the Base Indenture to Section 3.06 thereof shall be deemed, for the purposes of the Notes, to be references to this Section 2.07.

In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security and/or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security and/or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company, the Paying Agent, the Note Registrar, or the co-Note Registrar may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen and any other expenses (including the fees and expenses of the Trustee) in connection with such substitution. In case any Note that has matured or that, according to such Holder, would have otherwise been surrendered for required purchase (at a time when Notes may be so surrendered) or conversion in accordance with Article 13 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security and/or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.07 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) the Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, conversion or required purchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, conversion or repurchase of negotiable instruments or other securities without their surrender.

Section 2.08.      Temporary Notes. Section 3.04 of the Base Indenture shall not apply to the Notes. Instead, the provisions of this Section 2.08 shall, with respect to the Notes, supersede in its entirety Section 3.04 of the Base Indenture and all references in the Base Indenture to Section 3.04 thereof shall be deemed, for the purposes of the Notes, to be references to this Section 2.08.

Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon receipt of a Company Order, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to the Indenture and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under the Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.09.      Cancellation of Notes Paid, Converted, Etc. Section 3.10 of the Base Indenture shall not apply to the Notes. Instead, the provisions of this Section 2.09 shall, with respect to the Notes, supersede in its entirety Section 3.10 of the Base Indenture and all references in the Base Indenture to Section 3.10 thereof shall be deemed, for the purposes of the Notes, to be references to this Section 2.09.

The Company, Note Registrar, Paying Agent and Conversion Agent (if other than the Trustee) shall cause all Notes surrendered to them by Holders for the purpose of payment, required purchase, registration of transfer or exchange or conversion to be surrendered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by it, and no Notes shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of the Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company, at the Company’s written request in a Company Order.

Section 2.10.      CUSIP Numbers

The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.11.      Additional Notes; Repurchases

The Company may from time to time, without the consent of the Holders and notwithstanding Section 2.02, reopen the Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (other than date of issuance and the date from which interest shall initially accrue) in an unlimited aggregate principal amount; provided, however, that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes, such additional Notes shall have a separate CUSIP number. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 16.05, as the Trustee shall reasonably request. In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or by tender offer at any price or by private agreement. The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.09.

ARTICLE 3.
SATISFACTION AND DISCHARGE

Article Four of the Base Indenture shall not apply to the Notes. Instead, the provisions of this Article 3 shall, with respect to the Notes, supersede in its entirety Article Four of the Base Indenture and all references in the Base Indenture to Article Four thereof shall be deemed, for the purposes of the Notes, to be references to this Article 3.

Section 3.01.        Satisfaction and Discharge

The Indenture shall, upon request of the Company contained in an Officers’ Certificate, cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07) have been delivered to the Trustee for cancellation; or (ii) all Notes

(A)          have become due and payable, whether on the Maturity Date, any Fundamental Change Purchase Date, any Forced Conversion Date, or upon conversion or otherwise, or

(B)           shall become due and payable at their Maturity Date within one year, or

(C)           are to be called for Forced Conversion in accordance with Article 15 within one year under arrangements satisfactory to the Trustee for the giving of notice of conversion by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (A), (B), or (C) above, has deposited with the Trustee or delivered to Holders, as applicable, cash and/or (solely to satisfy the Conversion Obligation, if applicable) shares of Common Stock, sufficient to pay all of the outstanding Notes or satisfy the Conversion Obligation, as the case may be, and pay all other sums due and payable under the Indenture by the Company; and

(b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture have been complied with. Notwithstanding the satisfaction and discharge of the Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.

ARTICLE 4.
PARTICULAR COVENANTS OF THE COMPANY

Section 4.01.        Covenants

Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and outstanding, Article Ten of the Base Indenture shall be amended by adding the following new Sections 10.07, 10.08, 10.09, 10.10 and 10.11 thereto, each as set forth below:

“Section 10.07       Section 18(a)(1)(A) of the Investment Company Act.

The Company hereby agrees that for the period of time during which Notes are outstanding, the Company shall not violate, whether or not it is subject to, Section 18(a)(1)(A) as modified by Section 61(a) of the Investment Company Act, as may be applicable to the Company from time to time, or any successor provisions thereto of the Investment Company Act, giving effect to any exemptive relief granted to the Company by the Commission.”

“Section 10.08       Section 18(a)(1)(B) of the Investment Company Act.

The Company hereby agrees that for the period of time during which Notes are outstanding, the Company shall not violate Section 18(a)(1)(B) as modified by Section 61(a)(1) of the Investment Company Act, as may be applicable to the Company from time to time, or any successor provisions thereto, whether or not the Company is subject to such provisions of the Investment Company Act, and after giving effect to any exemptive relief granted to the Company by the Commission, except that the Company may declare a cash dividend or distribution, notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by Section 61(a)(1) of the Investment Company Act, as may be applicable to the Company from time to time, or any successor provisions thereto, but only up to such amount as is necessary in order for the Company to maintain its status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986; provided, however, that the prohibition in this Section 10.08 shall not apply unless and until such time as the Company’s asset coverage has been below the minimum asset coverage required pursuant to Section 18(a)(1)(B) as modified by Section 61(a)(1) of the Investment Company Act, as may be applicable to the Company from time to time, or any successor provisions thereto (after giving effect to any exemptive relief granted to the Company by the Commission) for more than six (6) consecutive months. Notwithstanding Section 18(g) of the Investment Company Act regarding the use of the term “senior security” in Section 18(a)(1)(B) of the Investment Company Act, for the purposes of determining “asset coverage” as used in this Section 10.08, any and all indebtedness of the Company, including any promissory note or other evidence of indebtedness issued in consideration of any loan, extension, or renewal thereof, made by a bank or other person and privately arranged, and not intended to be publicly distributed, shall be deemed a “senior security” of the Company.”

“Section 10.09      Commission Reports and Reports to Holders.

If, at any time, the Company is not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the Commission, the Company agrees to furnish to the Holders of Notes and the Trustee for the period of time during which the Notes are outstanding: (i) within 90 days after the end of the each fiscal year of the Company, audited annual consolidated financial statements of the Company and (ii) within 45 days after the end of each fiscal quarter of the Company (other than the Company’s fourth fiscal quarter), unaudited interim consolidated financial statements of the Company. All such financial statements shall be prepared, in all material respects, in accordance with GAAP, as applicable.

Delivery of such reports, information, and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on Officers’ Certificates).”

“Section 10.10       144A Information.

If, at any time, the Company is not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the Commission, the Company shall, so long as any of the Notes, at such time, are outstanding and constitute “restricted securities” within the meaning of Rule 144 under the Securities Act, furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.”

“Section 10.11       Notes Rating.

The Company hereby agrees that for the period of time during which Notes are outstanding, the Company shall use commercially reasonable efforts to maintain a Notes Rating at all times.”

ARTICLE 5.
LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01.        Lists of Holders

The Company covenants and agrees that it shall furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each April 15 and October 15 in each year beginning with April 15, 2021, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 5.02.        Preservation and Disclosure of Lists

The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

ARTICLE 6.
DEFAULTS AND REMEDIES

Article Five of the Base Indenture shall not apply to the Notes. Instead, the provisions of this Article 6 shall, with respect to the Notes, supersede in its entirety Article Five of the Base Indenture and all references in the Base Indenture to Article Five thereof shall be deemed, for the purposes of the Notes, to be references to this Article 6.

Section 6.01.        Events of Default

Each of the following events shall be an “Event of Default” with respect to the Notes:

(a)           failure by the Company to pay the principal of any Note when due;

(b)           failure by the Company to pay or deliver, as the case may be, cash, the shares of Common Stock, or a combination of cash and shares of Common Stock due upon conversion of any Note (including any Additional Shares);

(c)           failure by the Company to pay any interest on any Note when due and payable, and such failure is not cured within 30 days of such due date;

(d)           [Reserved];

(e)           failure by the Company to pay the Fundamental Change Purchase Price of any Note when due in accordance with Article 14 or to pay the Forced Conversion Consideration of any Note when due in accordance with Article 15;

(f)            failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 14.01(c) or notice of a Make-Whole Adjustment Event in accordance with Section 13.03(b), in each case when due;

(g)           failure by the Company to perform any other covenant required of the Company in the Notes or the Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically described in subsections (a) through (f) immediately above) and such failure continues for 60 days after written notice from the Trustee, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, has been received by the Company;

(h)           the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any indebtedness for borrowed money (other than non-recourse indebtedness) of us or any subsidiary of us and such payment has not been made, waived or extended within 120 days after such final stated maturity (giving effect to any applicable grace periods and any extensions thereof) (a “Payment Default”), or the acceleration of the final stated maturity of any indebtedness for borrowed money (other than non-recourse indebtedness) of us or any subsidiary of us and such acceleration has not been rescinded, annulled, waived or otherwise cured within 120 days after receipt by us or such subsidiary of us a written notice of any such acceleration (an “Acceleration”), if the aggregate principal amount of such indebtedness, together with the aggregate principal amount of any other indebtedness for borrowed money of us or any subsidiary of us as to which a Payment Default or an Acceleration has occurred and is continuing, aggregates $10.0 million or more at any time;

(i)            the Company, pursuant to or within the meaning of any Bankruptcy Law:

(1)           commences a voluntary case or proceeding under any Bankruptcy Law,

(2)           consents to the commencement of any bankruptcy or insolvency case or proceeding against it, or files a petition or answer or consent seeking reorganization or relief against it,

(3)           consents to the entry of a decree or order for relief against it in an involuntary case or proceeding,

(4)           consents to the filing of such petition or to the appointment of or taking possession by a Custodian of the Company or for all or substantially all of its property, or

(5)           makes an assignment for the benefit of creditors, or admits in writing of its inability to pay its debts generally as they become due or takes any corporate action in furtherance of any such action;

The term “Bankruptcy Law” means title 11, U.S. Code or any applicable federal or state bankruptcy, insolvency, reorganization or other similar law. The term “Custodian” means any custodian, receiver, trustee, assignee, liquidator, sequestrator or other similar official under any Bankruptcy Law.

(j)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1)           is for relief against the Company in an involuntary case or proceeding, or

(2)           adjudges the Company bankrupt or insolvent, or approves as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, or

(3)           appoints a Custodian of the Company or for all or substantially all of its property, or

(4)           orders the winding up or liquidation of the Company, and the continuance of any such decree or order for relief or any such other decree or order remains unstayed and in effect for a period of 60 consecutive days; or

(k)           if, pursuant to Sections 18(a)(1)(C)(ii) and 61 of the Investment Company Act, or any successor provisions, on the last business day of each of twenty-four consecutive calendar months any class of Securities shall have an asset coverage (as such term is used in the Investment Company Act) of less than 100%, giving effect to any amendments to such provisions of the Investment Company Act or to any exemptive relief granted to the Company by the Commission.

Section 6.02.        Acceleration; Rescission and Annulment

If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(j) with respect to the Company), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in the Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 6.01(j) with respect to the Company occurs, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of, and interest on, the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes plus one percent at such time) and amounts due to the Trustee pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under the Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Fundamental Change Purchase Price or the Forced Conversion Consideration, if applicable) of, or accrued and unpaid interest on, any Notes, (ii) a failure to purchase any Notes when required, or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.

Section 6.03.        Additional Interest

If at any time a Below Investment Grade Rating Event occurs, then as of the date of the occurrence of the Below Investment Grade Rating Event to and until the date on which the Notes have received an Investment Grade Rating from a Rating Agency, the Notes shall bear Additional Interest at an annual rate equal to 0.75% of the aggregate principal amount of the Notes. Any such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes, pursuant to this Supplemental Indenture.

Section 6.04.        Payments of Notes on Default; Suit Therefor

If an Event of Default described in clause (a), (c), or (e) of Section 6.01 shall have occurred, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes plus one percent at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Paying Agent, and the Note Registrar, and their respective agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee, the Paying Agent, and the Note Registrar any amount due to each for their respective reasonable compensation, expenses, advances and disbursements, including their respective agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under the Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

Subject to the second preceding paragraph, in any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of the Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under the Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05.        Application of Monies Collected by Trustee

Any monies collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee and any predecessor Trustee under Section 7.06 and any other agent hereunder;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time plus one percent (to the extent permitted by applicable law), such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Fundamental Change Purchase Price, the payment of the Forced Conversion Consideration, and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time plus one percent (to the extent permitted by applicable law), and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Fundamental Change Purchase Price, the Forced Conversion Consideration, and the cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Fundamental Change Purchase Price, the Forced Conversion Consideration, and any cash due upon conversion) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company or any other Person or Persons entitled thereto.

Section 6.06.        Proceedings by Holders

Except to enforce the right to receive payment of principal (including, if applicable, the Fundamental Change Purchase Price or the Forced Conversion Consideration) or interest when due, or the right to convert its Note or to receive delivery of the consideration due upon conversion or the right of a beneficial owner to exchange its beneficial interest in a Global Note for a Physical Note pursuant to Section 2.06(c) if an Event of Default has occurred and is continuing, no Holder of any Note shall have any right by virtue of or by availing of any provision of the Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)           such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b)           Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and such Holders shall have offered to the Trustee such indemnity, security or both, satisfactory to it against any loss, liability or expense to be incurred therein or thereby; and

(c)           the Trustee shall have failed to institute such proceeding within 60 days after such notice, request and offer and shall not have received from the Holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request within 60 days after such notice, request and offer, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of the Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of the Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Purchase Price and the Forced Conversion Consideration, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in the Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Section 6.07.        Proceedings by Trustee

In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by the Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in the Indenture, or to enforce any other legal or equitable right vested in the Trustee by the Indenture or by law.

Section 6.08.        Remedies Cumulative and Continuing

Except as provided in the last paragraph of Section 2.07, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in the Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09.        Direction of Proceedings and Waiver of Defaults by Majority of Holders

The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with the Indenture, (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction and (c) subject to Section 7.01, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity and/or security satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that may involve it in personal liability (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders). The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a failure by the Company to pay accrued and unpaid interest, if any, on, or the principal (including any Fundamental Change Purchase Price or any Forced Conversion Consideration) of, the Notes when due, (ii) a failure by the Company to deliver the consideration due upon conversion of the Notes within the time period required hereunder or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and the Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10.        Notice of Defaults

The Trustee shall, within 90 days after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, mail to all Holders as the names and addresses of such Holders appear upon the Note Register, notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided, however, that, except in the case of a Default in the payment of the principal of (including the Fundamental Change Purchase Price or the Forced Conversion Consideration, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as a committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11.        Undertaking for Costs

All parties to the Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Fundamental Change Purchase Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 13.

ARTICLE 7.
CONCERNING THE TRUSTEE

Section 7.01.        Duties and Responsibilities of Trustee

Section 6.01 of the Base Indenture shall not apply to the Notes. Instead, the provisions of this Section 7.01 shall, with respect to the Notes, supersede in its entirety Section 6.01 of the Base Indenture and all references in the Base Indenture to Section 6.01 thereof shall be deemed, for the purposes of the Notes, to be references to this Section 7.01.

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Indenture. In the event an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

No provision of the Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(a)           prior to the time when the occurrence of an Event of Default becomes known to a Responsible Officer of the Trustee and after the curing or waiving of all Events of Default that may have occurred:

(i)            the duties and obligations of the Trustee shall be determined solely by the express provisions of the Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in the Indenture and no implied covenants or obligations shall be read into the Indenture against the Trustee; and

(ii)           in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of the Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of the Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c)           the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture;

(d)           whether or not therein provided, every provision of the Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 7.01;

(e)           the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(f)            if any party fails to deliver a notice relating to an event the fact of which, pursuant to the Indenture, requires notice to be sent to the Trustee, excluding any Default in the payment of principal (the Fundamental Change Purchase Price or the Forced Conversion Consideration, if applicable) of, or interest on, the Notes, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Responsible Officer of the Trustee had actual knowledge of such event;

(g)           all cash received by the Trustee shall be placed in a non-interest bearing trust account;

(h)           in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent hereunder, the rights, privileges, immunities, indemnities and protections afforded to the Trustee pursuant to this Article 7 (including the right to be indemnified) shall also be afforded to such Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent; and

(i)            the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders pursuant to the Indenture, unless such Holders shall have offered to the Trustee security and/or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

None of the provisions contained in the Indenture shall require the Trustee to expend or risk its own funds, give any bond or surety in respect of the performance of its powers and duties hereunder, or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Every provision in the Indenture relating to the conduct of, or affecting the liability of, or affording protection to the Trustee shall be subject to the relevant provisions of this Article 7.

Section 7.02.        Reliance on Documents, Opinions, Etc.

Except as otherwise provided in Section 7.01:

(a)           the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, direction, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)           any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company. Whenever in the administration of the Indenture the Trustee shall deem it desirable that a matter be provided or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may require and, in the absence of bad faith on its part, rely upon a Board Resolution, an Opinion of Counsel or an Officers’ Certificate;

(c)           the Trustee may consult with counsel and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)           the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(e)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(f)            the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person retained to act hereunder;

(g)           the Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Indenture;

(h)           the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to the Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(i)            the permissive rights of the Trustee enumerated herein shall not be construed as duties.

Anything in the Indenture notwithstanding, in no event shall the Trustee be liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, other than a Default relating to a failure by the Company to pay the principal (including the Fundamental Change Purchase Price or the Forced Conversion Consideration, if applicable) of, or interest on, the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default, or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or by any Holder of the Notes and such notice references the Notes and the Indenture.

Section 7.03.        No Responsibility for Recitals, Etc.

The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of the Indenture or of the Notes. The Trustee nor any authenticating agent shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of the Indenture.

Section 7.04.        Trustee, Paying Agents, Conversion Agents or Note Registrar May Own Notes

The Trustee, any Paying Agent, any Conversion Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent or Note Registrar.

Section 7.05.        Monies to Be Held in Trust

All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 7.06.        Compensation and Expenses of Trustee

Section 6.06 of the Base Indenture shall not apply to the Notes. Instead, the provisions of this Section 7.06 shall, with respect to the Notes, supersede in its entirety Section 6.06 of the Base Indenture and all references in the Base Indenture to Section 6.06 thereof shall be deemed, for the purposes of the Notes, to be references to this Section 7.06. The Company covenants and agrees to pay to the Trustee and any predecessor Trustee from time to time, and the Trustee shall be entitled to, compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Trustee and the Company, and the Company shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of the Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision. The Company also covenants to indemnify the Trustee or any predecessor Trustee and their respective officers, directors, employees and representatives in any capacity under the Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense incurred without gross negligence or willful misconduct (misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision) on the part of the Trustee or any predecessor Trustee and their respective officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of the Indenture or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder (whether asserted by any Holder, the Company or otherwise). The Trustee shall notify the Company promptly of any third-party claim for which it may seek indemnity of which it has received written notice. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder unless, and solely to the extent that, such failure materially prejudices the Company’s defense of such claim. The Company shall defend the claim, with counsel reasonably satisfactory to the Trustee, and the Trustee shall provide reasonable cooperation at the Company’s expense in the defense; provided, however, that if the defendants in any such claim include both the Company and the Trustee and the Trustee shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Company, or the Trustee has concluded that there may be any other actual or potential conflicting interests between the Company and the Trustee, the Trustee shall have the right to select separate counsel and the Company shall be required to pay the reasonable fees and expenses of such separate counsel. Any settlement which affects the Trustee may not be entered into without the written consent of the Trustee, unless the Trustee is given a full and unconditional release from liability with respect to the claims covered thereby and such settlement does not include a statement or admission of fault, culpability or failure to act by or on behalf of the Trustee. Any settlement by the Trustee which affects the Company may not be entered into without the written consent of the Company, unless such settlement does not include a statement or admission of fault, culpability or failure to act by or on behalf of the Company. The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of the Indenture and the earlier resignation or removal or the Trustee. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee (including the reasonable fees and expenses of its agents and counsel).

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(j) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07.        Officers’ Certificate as Evidence

Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of the Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Officers’ Certificate, in the absence of gross negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of the Indenture upon the faith thereof.

ARTICLE 8.
CONCERNING THE HOLDERS

Section 8.01.        Action by Holders

Whenever in the Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced Article 11 by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or Article 12 by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9 by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02.        Proof of Execution by Holders

Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03.       Who Are Deemed Absolute Owners

The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.04) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in the Indenture or the Notes following an Event of Default, any Holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such Holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of the Indenture.

Section 8.04.        Company-Owned Notes Disregarded

In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under the Indenture, Notes that are owned by the Company, by any Subsidiary thereof or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided, however, that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, a Subsidiary thereof or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or a Subsidiary thereof. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05.        Revocation of Consents; Future Holders Bound

At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in the Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 9.
HOLDERS’ MEETINGS

Article Fifteen of the Base Indenture shall not apply to the Notes. Instead, the provisions of this Article 9 shall, with respect to the Notes, supersede in its entirety Article Fifteen of the Base Indenture and all references in the Base Indenture to Article Fifteen thereof shall be deemed, for the purposes of the Notes, to be references to this Article 9.

Section 9.01.        Purpose of Meetings

A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a)           to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under the Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under the Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b)           to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c)           to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d)           to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of the Indenture or under applicable law.

Section 9.02.        Call of Meetings by Trustee

The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be mailed to Holders of such Notes at their addresses as they shall appear on the Note Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03.        Call of Meetings by Company or Holders

In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by mailing notice thereof as provided in Section 9.02.

Section 9.04.        Qualifications for Voting

To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting, or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05.        Regulations

Notwithstanding any other provisions of the Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06.        Voting

The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07.        No Delay of Rights by Meeting

Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of the Indenture or of the Notes.

ARTICLE 10.
SUPPLEMENTAL INDENTURES

Article Nine of the Base Indenture shall not apply to the Notes. Instead, the provisions of this Article 10 shall, with respect to the Notes, supersede in its entirety Article Nine of the Base Indenture and all references in the Base Indenture to Article Nine thereof shall be deemed, for the purposes of the Notes, to be references to this Article 10.

Section 10.01.      Supplemental Indentures without Consent of Holders

The Company, when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)           to cure any ambiguity, omission, defect or inconsistency;

(b)           to provide for the assumption by a Successor Company of the obligations of the Company under the Indenture and the Notes;

(c)           to add guarantees with respect to the Notes;

(d)           to secure the Notes;

(e)           to add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(f)            to make any change that does not adversely affect the rights of any Holder;

(g)           upon the occurrence of any Share Exchange Event, solely (i) to provide that the Notes are convertible into Reference Property, and (ii) effect the related changes to the terms of the Notes to the extent expressly required by Section 13.08, in each case, in accordance with Section 13.08; or

(h)           to conform the provisions of the Indenture or the Notes to the “Description of Notes” section of the Offering Memorandum.

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02.      Supplemental Indentures with Consent of Holders

With the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders, or waiving the Company’s compliance in any instance with any provision of the Indenture or the Notes, without notice to the other Holders of the Notes; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a)           change the stated maturity date of the principal of or any interest on the Notes;

(b)           reduce the principal amount of or interest on the Notes;

(c)           reduce the amount of principal payable upon acceleration of the maturity of the Notes;

(d)           change the currency of payment of principal of or interest on the Notes or change any Note’s place of payment;

(e)           impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on, or with respect to, the Notes;

(f)            modify the provisions set forth in Article 14 in a manner adverse to Holders of Notes;

(g)           change the ranking of the Notes;

(h)           adversely affect the right of Holders to convert their Notes, or to reduce the consideration due upon conversion; or

(i)            modify this Article 10 or the provisions in Section 6.09 relating to waivers of Events of Default.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Company shall mail to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the supplemental indenture.

Section 10.03.      Effect of Supplemental Indentures

Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, the Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under the Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

Section 10.04.      Notation on Notes

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of the Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 16.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05.      Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee

In addition to the documents required by Section 16.05, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by the Indenture.

Article 11.
[RESERVED]

ARTICLE 12.
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 12.01.      Indenture and Notes Solely Corporate Obligations

No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture and the issue of the Notes.

ARTICLE 13.
CONVERSION OF NOTES

Section 13.01.      Conversion Privilege

Subject to and upon compliance with the provisions of this Article 13 (including, without limitation, Section 13.02(k)), each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note at any time prior to the close of business on the Business Day immediately preceding the Maturity Date at an initial conversion rate of 66.6667 shares of Common Stock (subject to adjustment as provided in this Article 13, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 13.02, the “Conversion Obligation”).

Section 13.02.      Conversion Procedure; Settlement Upon Conversion

(a)           Upon conversion of any Note, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, at the election of the Company: (i) a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the close of business on the relevant Conversion Date, together with a cash payment, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 13.02, (ii) the Cash Equivalent of the shares of Common Stock and cash deliverable and payable pursuant to subsection (a)(i) of this Section 13.02, or (iii) a combination of the consideration described in subsections (a)(i) and (ii) of this Section 13.02, in each case no later than the second Business Day immediately following the relevant Conversion Date (the “Conversion Consideration”). The “Cash Equivalent” per share of Common Stock shall be an amount equal to: (i) if the Common Stock is not then listed on a U.S. national securities exchange, the Company’s most recent publicly available NAV per share that has been determined in accordance with the Investment Company Act, or (ii) if the Common Stock is then listed on a U.S. national securities exchange, the Closing Sale Price of the Common Stock on the trading day prior to the date the Notice of Conversion is delivered.

(b)           Subject to Section 13.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, effect a book-entry transfer of such Note to the Conversion Agent through the facilities of the Depositary and comply with the Depositary’s then-applicable conversion procedures and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 13.02(h) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile, .pdf attachment or other electronically transmitted signature thereof (including, without limitation, DocuSign or Adobe Sign)) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents, and (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 13.02(h). The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 13 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Purchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Purchase Notice in accordance with Section 14.02.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)           A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. The Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Conversion Obligation.

(d)           In case any Note shall be surrendered for partial conversion, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e)           If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of the shares of Common Stock upon conversion and any expense (including reasonable attorneys’ fees) due in connection therewith, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f)            Except as provided in Section 13.04, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 13.

(g)           Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h) Upon conversion, a Holder shall not receive any additional cash payment for accrued and unpaid interest, if any, unless such Holder is the Holder on a Regular Record Date and such conversion occurs between such Regular Record Date and the Interest Payment Date to which it relates as set forth below. Except as set forth below, the Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date shall receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion by a Holder after the close of business on any Regular Record Date but prior to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided, however, that, subject to any rules or procedures of the Depositary to the contrary, no such payment shall be required: (1) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; (2) with respect to any Notes surrendered for conversion following the Regular Record Date immediately preceding the Maturity Date; or (3) only to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note. As a result of the foregoing, the Company shall pay interest on the Maturity Date on all Notes converted after the Regular Record Date immediately preceding the Maturity Date, and converting Holders shall not be required to pay the Company an equivalent interest amount.

(i) The Person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered shall be treated as a stockholder of record as of the close of business on the relevant Conversion Date. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion, except for purposes of enforcing its right to receive (x) the consideration due upon conversion, and (y) in the case of a conversion following a Regular Record Date and prior to the related Interest Payment Date, interest payable on such Notes.

(j) The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the Closing Sale Price of the Common Stock on the relevant Conversion Date.

(k) Notwithstanding anything to the contrary herein, no Holder shall be entitled to receive shares of Common Stock upon conversion to the extent (but only to the extent) that such receipt would cause such converting Holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 5.0% of the shares of Common Stock outstanding at such time (the “Ownership Limitation”). Any purported delivery of shares of Common Stock upon conversion of Notes (including pursuant to any Forced Conversion) shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting Holder becoming the beneficial owner of more than the Ownership Limitation. If any delivery of shares of Common Stock owed to a Holder upon conversion of Notes is not made, in whole or in part, as a result of the Ownership Limitation, the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver such shares as promptly as practicable after any such converting Holder gives notice to the Company that such delivery would not result in it being the beneficial owner of more than 5.0% of the shares of Common Stock outstanding at such time. The Ownership Limitation shall no longer apply following the effective date of any Fundamental Change.

Section 13.03.     Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Adjustment Events

(a) If a Holder elects to convert its Notes at any time from, and including, the Effective Date of a Make-Whole Adjustment Event to, and including, (i) the Business Day immediately preceding the related Fundamental Change Purchase Date, or (ii) if such Make-Whole Adjustment Event does not also constitute a Fundamental Change, the 40th Scheduled Trading Day immediately following the Effective Date of such Make-Whole Adjustment Event, the Conversion Rate shall be increased by an additional number of shares of Common Stock (such shares, the “Additional Shares”), as set forth below.

(b) Upon surrender of Notes for conversion pursuant to Section 13.01 during the period set forth in clause (a) immediately above in connection with a Make-Whole Adjustment Event, the Company shall deliver shares of Common Stock, including the Additional Shares, in accordance with Section 13.02. The Company shall notify the Holders, the Trustee and the Conversion Agent of the anticipated Effective Date of any Make-Whole Adjustment Event and issue a press release as soon as practicable after the Company first determines the anticipated Effective Date of such Make-Whole Adjustment Event (and make the press release available on the Company’s website). The Company shall use its commercially reasonable efforts to give notice to Holders of the anticipated Effective Date for a Make-Whole Adjustment Event not less than 20 Scheduled Trading Days prior to the anticipated Effective Date. In addition, the Company shall notify the Holders of Notes, the Trustee and the Conversion Agent of the actual Effective Date of any Make-Whole Adjustment Event and issue a press release announcing such Effective Date (and make the press release available on the Company’s website) within five Business Days following such Effective Date.

(c) The number of Additional Shares, if any, by which the Conversion Rate shall be increased for conversions of Notes in connection with a Make-Whole Adjustment Event shall be determined by reference to the table below, based on the date on which the Make-Whole Adjustment Event occurs or becomes effective (the “Effective Date”) and (1) the price paid per share of the Common Stock in the Change of Control in the case of a Make-Whole Adjustment Event of the type set forth in clause (b) of the definition of “Change of Control”, in the event that the Common Stock is acquired for cash, or (2) either (i) if the Common Stock is not listed on a national securities exchange, the Company’s most recent publicly available NAV per share that has been determined in accordance with the Investment Company Act, or (ii) if the Common Stock is listed on a national securities exchange, the average of the Closing Sale Prices of the Common Stock over the five Trading Day period ending on the Scheduled Trading Day immediately preceding the Effective Date of such Make-Whole Adjustment Event, in the case of any other Make-Whole Adjustment Event (the amount determined under clause (1) or clause (2) immediately above, as applicable, the “Stock Price”).

(d) The Stock Prices set forth in the column headings of the table below in the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is adjusted as set forth in Section 13.04. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 13.04.

(e) The following table sets forth the number of Additional Shares of Common Stock by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 13.03 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$13.00	$13.50	$14.00	$14.50	$15.00	$16.00	$17.00	$18.00	$19.00	$20.00
December 11, 2020	10.1973	8.3904	6.9929	5.7538	4.6580	2.8456	1.4876	0.5672	0.0895	0
December 11, 2021	10.1973	8.3904	6.9929	5.7538	4.6580	2.8456	1.4876	0.5672	0.0158	0
December 11, 2022	10.1973	8.3904	6.9929	5.7538	4.6580	2.8456	1.4876	0.5672	0.0000	0
December 11, 2023	10.1973	8.3904	6.9929	5.7538	4.6580	2.8456	1.4876	0.4933	0.0000	0
December 11, 2024	10.1973	8.3904	6.9929	5.7538	4.5087	2.5106	1.1412	0.2772	0.0000	0
December 11, 2025	10.1973	6.8511	3.9557	1.2352	0.0000	0.0000	0.0000	0.0000	0.0000	0

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case if the Stock Price is:

(i) between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates based on a 365-day year, as applicable;

(ii) in excess of $20.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) immediately above), no Additional Shares shall be added to the Conversion Rate; and

(iii) less than $13.01 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) immediately above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, the Company may not increase the Conversion Rate to more than 76.8640 shares of Common Stock per $1,000 principal amount of Notes (the “Maximum Conversion Rate”) pursuant to the events set forth in this Section 13.03; provided, however, the Maximum Conversion Rate shall be subject to adjustment, for the same events, and at the same time and in the same manner, that the Company must adjust the Conversion Rate pursuant to Section 13.04.

(f) Nothing in this Section 13.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 13.04 in respect of a Make-Whole Adjustment Event.

Section 13.04.     Adjustment of Conversion Rate

The Conversion Rate shall be adjusted from time to time by the Company if any of the following events or transactions occurs.

(a)  If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all of the shares of the Common Stock, or if the Company subdivides or combines its Common Stock, the Conversion Rate shall be adjusted based on the following formula:

OS
CR =	CR0 x	——
OS0

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the Effective Date of such subdivision or combination of Common Stock, as the case may be;
CR	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date of such subdivision or combination of Common Stock, as the case may be;
OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the Effective Date of such subdivision or combination of Common Stock, as the case may be; and
OS	=	the number of shares of Common Stock that would be outstanding immediately after giving effect to such dividend or distribution, or immediately after the Effective Date of such share split or share combination, as applicable.

Any adjustment made under this Section 13.04(a) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date of such subdivision or combination of Common Stock, as the case may be. If such dividend or distribution of the type described in this Section 13.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company declares a distribution to all or substantially all holders of the Common Stock of any rights, options or warrants entitling them to subscribe for or purchase shares of the Common Stock at a price per share: (i) if the Common Stock is not then listed on a national securities exchange, less than or equal to the Company’s most recent publicly available NAV per share that has been determined in accordance with the Investment Company Act, or (ii) if the Common Stock is then listed on a national securities exchange, less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution, the Conversion Rate shall be increased based on the following formula:

OS0 + X
CR =	CR0 x	————
OS0 + Y

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;
CR	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;
OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such distribution;
X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and
Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by (i) if the Common Stock is not then listed on a national securities exchange, the Company’s most recent publicly available NAV per share that has been determined in accordance with the Investment Company Act, or (ii) if the Common Stock is then listed on a national securities exchange, the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution.

Any increase made under this Section 13.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Record Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased, as of the date of such expiration, to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased, as of the scheduled distribution date, to the Conversion Rate that would then be in effect if the Record Date for such distribution had not occurred.

For purposes of this Section 13.04(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at a price that (i) if the Common Stock is not listed on a national securities exchange, is less than or equal to the Company’s most recent publicly available NAV per share that has been determined in accordance with the Investment Company Act, or (ii) if the Common Stock is listed on a national securities exchange is less than the average of the Closing Sale Prices of the Common Stock for each Trading Day in the applicable 10 consecutive Trading Day period, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

For purposes of this Section 13.04(b) (and subject in all respect to Section 13.12), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 13.04(b) (and no adjustment to the Conversion Rate under this Section 13.04(b) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 13.04(b). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of the Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 13.04(b) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

(c) If the Company declares a distribution of shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends or distributions as to which an adjustment was effected pursuant to Section 13.04(a) or Section 13.04(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 13.04(d), and (iii) Spin-Offs as to which the provisions set forth below in this Section 13.04(c) shall apply (any of such shares of Capital Stock, evidences of its indebtedness, other assets or property of the Company or other securities, a “Relevant Distribution”), then the Conversion Rate shall be increased based on the following formula:

SP0
CR =	CR0 x	—————
SP0 - FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;
CR	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;
SP0	=	either (i) if the Common Stock is not listed on a national securities exchange, the Company’s most recent publicly available NAV per share that has been determined in accordance with the Investment Company Act, or (ii) if the Common Stock is listed on a national securities exchange, the average the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value either (i) if there are quoted prices (unadjusted) in active markets for identical shares of Capital Stock, evidences of its indebtedness, other assets or property of the Company or other securities distributed, the average of the closing sale prices of the relevant property distributed over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution, or (ii), if no such quoted price in an active market exists, as determined in good faith by the Board of Directors of the Relevant Distribution distributed with respect to each outstanding share of the Common Stock either (x) if the Common Stock is not listed on a national securities exchange, the close of business on the business date immediately preceding the applicable record date for such dividend, or (y) if the Common Stock is listed on a national securities exchange, as of the close of business on the Ex-Dividend Date for such distribution.

Any increase made under the provision of this Section 13.04(c) above shall become effective immediately after the close of business on the Record Date for such distribution. No adjustment pursuant to the above formula shall result in a decrease of the Conversion Rate. However, if such distribution is not so paid or made, the Conversion Rate shall be decreased, as of the date the Board of Directors determines not to pay or make such distribution, to be the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock, without having to convert its Note, the amount and kind of such Relevant Distribution that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for the distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 13.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 13.04(c) where the Company has declared a dividend or other distribution to all or substantially all holders of the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, shall be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

FMV + MP0
CR =	CR0 x	——————
MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for the Spin-Off;
CR	=	the Conversion Rate in effect immediately after the close of business on the Record Date for the Spin-Off;
FMV	=	Either (i) if the Common Stock is not listed on a national securities exchange, the Company’s most recent publicly available NAV per share that has been determined in accordance with the Investment Company Act, or (ii) if the Common Stock is listed on a national securities exchange, the average of the Closing Sale Prices of the capital stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of as if references to Closing Sale Price herein to the Common Stock were to such capital stock or similar equity interest) over the first ten (10) consecutive trading-day period commencing on, and including, the ex-dividend date for the spin-off (such period, the “valuation period”) the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Closing Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	either (i) if the Common Stock is not listed on a national securities exchange, the Company’s most recent publicly available NAV per share that has been determined in accordance with the Investment Company Act, or (ii) if the Common Stock is listed on a national securities exchange, the average of the Closing Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall be determined on either (i) if the Common Stock is not listed on a national securities exchange, the Company’s most recent publicly available NAV per share that has been determined in accordance with the Investment Company Act, or (ii) if the Common Stock is listed on a national securities exchange, the last Trading Day of the Valuation Period but shall be given effect immediately after the close of business on the Record Date for the Spin-Off. In respect of any conversion of Notes during the Valuation Period for any Spin-Off, if the Common Stock is listed on a national securities exchange, references in the portion of this Section 13.04(c) related to Spin-Offs with respect to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, but excluding, the Conversion Date in determining the Conversion Rate.

For purposes of Section 13.04(a), Section 13.04(b) and Section 13.04(c), if any dividend or distribution to which this Section 13.04(c) is applicable also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 13.04(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 13.04(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 13.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 13.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 13.04(a) and Section 13.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on the Record Date” within the meaning of Section 13.04(a) or “outstanding immediately prior to the close of business on such Record Date” within the meaning of Section 13.04(b).

In addition, notwithstanding the foregoing, if the Company declares a dividend or distribution consisting of a combination of cash and a Clause A Distribution, then the Conversion Rate shall be increased: (i) as to the cash portion, according to this Section 13.04(d); and (ii) as to the Clause A Distribution portion, according to the greater of the values calculated (x) pursuant to this Section 13.04(d) as if the Clause A Distribution portion were to be paid in cash, or (y) pursuant to Section 13.04(a).

If the Company declares a dividend or distribution where shareholders of the Common Stock have the option of receiving such dividend or distribution, in whole or in part, in the form of either cash or a Clause A Distribution, then the Conversion Rate shall be increased: (i) as to the portion of the aggregate dividend or distribution taken as cash by the shareholders of the Common Stock, according to this Section 13.04(d); and (ii) as to the portion of the aggregate dividend or distribution taken as a Clause A Distribution by the shareholders of the Common Stock, according to the greater of the values calculated (x) pursuant to this Section 13.04(d) as if such aggregate Clause A Distribution portion were to be paid in cash, or (y) pursuant to Section 13.04(a).

(d) If the Company declares any cash dividend or distribution to all, or substantially all, holders of the Common Stock, other than a regular quarterly cash dividend that does not exceed $0.30 per share (the “Initial Dividend Threshold”), the Conversion Rate shall be increased based on the following formula:

SP0 - T
CR =	CR0 x	————
SP0 - C

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;
CR	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;
SP0	=	either (i) if the Common Stock is not listed on a national securities exchange, the Company’s most recent publicly available NAV per share that has been determined in accordance with the Investment Company Act, or (ii) if the Common Stock is listed on a national securities exchange, the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;
T	=	the Initial Dividend Threshold; provided that if the dividend or distribution is not a regular quarterly cash dividend, the Initial Dividend Threshold shall be deemed to be zero; and
C	=	the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock.

The Initial Dividend Threshold is subject to adjustment in a manner inversely proportional to adjustments to the Conversion Rate; provided that no adjustment shall be made to the Initial Dividend Threshold for any adjustment to the Conversion Rate under this Section 13.04(d). Notwithstanding the foregoing, if at any time regular dividends are distributed other than on a quarterly basis, the dividend threshold amount shall be appropriately adjusted and shall apply to all such regular dividends.

Any increase pursuant to this Section 13.04(d) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. No adjustment pursuant to the above formula shall result in a decrease of the Conversion Rate. However, if any dividend or distribution of the type set forth in this Section 13.04(d) is declared but not so paid or made, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, without having to convert its Note, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock, and if the cash and value of any other consideration included in the payment per share of the Common Stock exceeds either (i) if the Common Stock is not listed on a national securities exchange, the Company’s most recent publicly available NAV per share that has been determined in accordance with the Investment Company Act, or (ii) if the Common Stock is listed on a national securities exchange, the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

AC + (OS x SP)
CR =	CR0 x	———————
OS0 x SP

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Trading Day next succeeding the Expiration Date;
CR	=	the Conversion Rate in effect immediately after the open of business on the Trading Day next succeeding the Expiration Date;
AC	=	the aggregate value of all cash and any other consideration (as determined in good faith by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;
OS0	=	the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);
OS	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and
SP	=	either (i) if the Common Stock is not listed on a national securities exchange, the Company’s most recent publicly available NAV per share that has been determined in accordance with the Investment Company Act, or (ii) if the Common Stock is listed on a national securities exchange, the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 13.04(e) shall be determined either (1) if the Common Stock is not listed on a national securities exchange, the Company’s most recent publicly available NAV per share that has been determined in accordance with the Investment Company Act, or (2) if the Common Stock is listed on a national securities exchange, at the close of business on the tenth (10th) Trading Day immediately following, but excluding, the Expiration Date but shall be given effect at the open of business on the Trading Day next succeeding the Expiration Date. In respect of any conversion of Notes during the 10 Trading Days commencing on the Trading Day next succeeding the Expiration Date, references in this Section 13.04(e) with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, but excluding, the Conversion Date in determining the Conversion Rate. No adjustment pursuant to the above formula shall result in a decrease to the Conversion Rate.

(f) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.

(g) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 13.04 and Section 13.12, and to the extent permitted by applicable law and applicable listing rules of The NASDAQ Stock Market LLC or any other securities exchange on which the Company’s securities are then listed, (i) the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days as long as such increase is irrevocable during such period and the Board of Directors determines that such increase would be in the Company’s best interest and (ii) the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar events. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Holder of each Note at its last address appearing on the Note Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it shall be in effect.

(h) All calculations and other determinations under this Article 13 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

(i) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment, and shall issue a press release containing such information and make such press release available on its website. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Note Register of the Indenture. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(j) For purposes of this Section 13.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 13.05.     Adjustments of Prices

Whenever any provision of the Indenture requires the Company to calculate the Closing Sale Prices or the Stock Price for purposes of a Make-Whole Adjustment Event over a span of multiple days, the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Record Date, Expiration Date or Effective Date of the event occurs, at any time during the period when such Closing Sale Prices or the Stock Price are to be calculated.

Section 13.06.     [Reserved].

Section 13.07.     Shares to Be Fully Paid

. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, which are not reserved for other purposes, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder, and including the maximum number of Additional Shares that may be added to the Conversion Rate in connection with a Make-Whole Adjustment Event).

Section 13.08.     Effect of Recapitalizations, Reclassifications and Changes of the Common Stock

(a) In the event of:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),

(ii) any consolidation, merger, combination, binding share exchange or similar transaction involving the Company,

(iii) any sale, assignment, conveyance, transfer, lease or other disposition to another Person of all or substantially all of the Company’s properties and assets; or

(iv) a liquidation or dissolution of the Company,

in each case, in which holders of the outstanding Common Stock are entitled to receive cash, securities or other property for their shares of Common Stock (“Reference Property” and any such transaction, a “Share Exchange Event”), the Company or the successor or purchasing company, as the case may be, shall execute with the Trustee a supplemental indenture, providing that, at and after the effective time of such Share Exchange Event, Holders of each $1,000 principal amount of Notes shall be entitled to convert their Notes into the kind and amount of Reference Property that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive upon such Share Exchange Event.

If the Share Exchange Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the Reference Property into which the Notes will be convertible shall be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election, or (y) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Stock. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing of the weighted average of the consideration received for shares of the Common Stock as soon as practicable after such determination is made.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 13. If, in the case of any Share Exchange Event, the Reference Property includes shares of stock, securities or other property or assets of a Person other than the successor or purchasing corporation, as the case may be, in such Share Exchange Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes, including the provisions providing for the purchase rights set forth in Article 14, as the Board of Directors shall reasonably consider necessary by reason of the foregoing. Following any Share Exchange Event, all references herein to the Common Stock shall be deemed to refer to the relevant Reference Property, subject to the provisions of such supplemental indenture.

(b) When the Company executes a supplemental indenture pursuant to subsection (a) of this Section 13.08, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that shall comprise the Reference Property after any such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders, and issue a press release containing such information (and make such press release available on its website). The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Note Register provided for in the Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) The Company shall not become a party to any Share Exchange Event unless its terms are consistent with this Section 13.08. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into shares of Common Stock as set forth in Section 13.01 and Section 13.02 prior to the effective date of such Share Exchange Event.

(d) The above provisions of this Section 13.08 shall similarly apply to successive Share Exchange Events.

Section 13.09.     Certain Covenants

(a) The Company covenants that all shares of Common Stock issued upon conversion of Notes shall be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be validly issued upon conversion, the Company shall, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c) The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company shall list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 13.10.     Responsibility of Trustee.

The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 13. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 13.08 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 13.08 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 13.11.     Notice to Holders Prior to Certain Actions

In case of any:

(a) action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 13.04 or Section 13.12;

(b) Share Exchange Event; or

(c) voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of the Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be mailed to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Share Exchange Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Share Exchange Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Share Exchange Event, dissolution, liquidation or winding-up.

Section 13.12.     Stockholder Rights Plans

If the Company has a rights plan in effect upon conversion of the Notes (i.e., a poison pill), each share of Common Stock issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable rights plan so that the Holders would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Notes, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock a Relevant Distribution as provided in Section 13.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE 14.
PURCHASE OF NOTES AT OPTION OF HOLDERS

Article Thirteen of the Base Indenture shall not apply to the Notes. Instead, the provisions of this Article 14 shall, with respect to the Notes, supersede in its entirety Article Thirteen of the Base Indenture and all references in the Base Indenture to Article Thirteen thereof shall be deemed, for the purposes of the Notes, to be references to this Article 14.

Section 14.01.     Purchase at Option of Holders upon a Fundamental Change

(a) If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Purchase Date”) specified by the Company that is not less than 20 nor more than 35 Business Days following the occurrence of the Fundamental Change at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”), unless the Fundamental Change Purchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, in addition to, and not included in, the Fundamental Change Purchase Price, and the Fundamental Change Purchase Price shall be equal to 100% of the principal amount of Notes to be purchased pursuant to this Article 14 and shall not include accrued and unpaid interest to be paid as a portion of such semi-annual interest payment.

(b) Purchases of Notes under this Section 14.01 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case following delivery by the Company of the Fundamental Change Company Notice and on or before the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date; and

(ii) delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Purchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor.

The Fundamental Change Purchase Notice in respect of any Notes to be purchased shall state:

(i) in the case of Physical Notes, the certificate numbers of the Notes to be delivered for purchase;

(ii) the portion of the principal amount of Notes to be purchased, which must be $1,000 or an integral multiple thereof; and

(iii) that the Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes and the Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Purchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 14.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 14.02.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

(c) Within five Business Days after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Simultaneously with providing such notice, the Company shall issue a press release announcing the occurrence of such Fundamental Change (and make the press release available on its website). Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the effective date of the Fundamental Change, and whether the Fundamental Change is a Make-Whole Adjustment Event;

(iii) the last date on which a Holder may exercise the purchase right pursuant to this Article 14;

(iv) the Fundamental Change Purchase Price;

(v) the Fundamental Change Purchase Date;

(vi) the Conversion Rate and any adjustments to the Conversion Rate, and the procedures required for exercise of a Holders right to convert its Notes;

(vii) the procedures required for exercise of the purchase option upon the Fundamental Change, and the procedures required for withdrawal of any such exercise; and

(viii) the name and address of the Paying Agent and the Conversion Agent, if applicable.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ purchase rights or affect the validity of the proceedings for the purchase of the Notes pursuant to this Section 14.01.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

(d) Notwithstanding the foregoing, no Notes may be purchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the relevant Fundamental Change Purchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes). The Paying Agent shall promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 14.02.     Withdrawal of Fundamental Change Purchase Notice

A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 14.02 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

(ii) if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted; and

(iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Purchase Notice which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Global Notes, the notice must comply with appropriate procedures of the Depositary.

Section 14.03.     Deposit of Fundamental Change Purchase Price

(a) The Company shall deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust on or prior to 11:00 a.m., New York City time, on the Fundamental Change Purchase Date an amount of money sufficient to purchase all of the Notes to be purchased at the appropriate Fundamental Change Purchase Price; provided, however, that to the extent any such funds are received by the Trustee or the Paying Agent from the Company after 11:00 a.m., New York City time, on such due date, such funds shall be deemed deposited within one (1) Business Day of receipt thereof. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for purchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date) shall be made on the later of (i) the Fundamental Change Purchase Date (provided the Holder has satisfied the conditions in Section 14.01 and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 14.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto at their addresses as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Purchase Price.

(b) If by 11:00 a.m. New York City time, on the Fundamental Change Purchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be purchased on such Fundamental Change Purchase Date, then, with respect to the Notes that have been properly surrendered for purchase and have not been validly withdrawn, (i) such Notes shall cease to be outstanding, (ii) interest shall cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes shall terminate (other than the right to receive the Fundamental Change Purchase Price and, if the Fundamental Change Purchase Date is after a Regular Record Date and on or prior to the related Interest Payment Date, the right of the Holder of record on such Regular Record Date to receive the related interest payment, which includes any accrued but unpaid interest).

(c) Upon surrender of a Note that is to be purchased in part pursuant to Section 14.01, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the un-purchased portion of the Note surrendered.

Section 14.04.     Covenant to Comply with Applicable Laws Upon Purchase of Notes

In connection with any purchase offer pursuant to Section 14.01, the Company shall:

(a) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, to the extent any such rules are applicable;

(b) file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and

(c) otherwise comply with all applicable federal and state securities laws;

(d) in each case, so as to permit the rights and obligations under this Article 14 to be exercised in the time and in the manner specified in this Article 14.

ARTICLE 15.
FORCED CONVERSION

Article Twelve of the Base Indenture shall not apply with respect to the Notes and no sinking fund is provided for the Notes.

Section 15.01.     Forced Conversion

Notwithstanding anything herein to the contrary, if, after the Original Issue Date, upon the occurrence of a Trading Threshold Event, the Company may, within five (5) Trading Days after the date of a Trading Threshold Event, issue a Forced Conversion Notice to cause the Holders to convert all or part of the then outstanding principal amount of its Notes plus accrued but unpaid interest, if any, through but excluding the Forced Conversion Date, and other amounts owing to the Holders under its Notes pursuant to Section 13, it being agreed that the “Forced Conversion Date” for purposes of a Holder’s Notes shall be deemed to occur on the fifth Trading Day following the Forced Conversion Notice Date (such fifth Trading Day, the “Forced Conversion Date”).

The Company may not issue a Forced Conversion Notice if an Event of Default has occurred and is continuing as of the date the Forced Conversion Notice is sent to Holders, and any Forced Conversion Notice delivered by the Company shall not be effective if an Event of Default has occurred and is continuing on the Trading Day immediately preceding the Forced Conversion Date. Any Forced Conversion shall be applied ratably to all Holders based on their initial purchases of Notes pursuant to the Purchase Agreement, except to the extent that such Forced Conversion would violate the Ownership Limitations set forth in Section 13.02(k) herein as to a Holder, and provided that any voluntary conversions by a Holder shall be applied against the Holder’s pro rata allocation, thereby decreasing the aggregate amount forcibly converted hereunder if only a portion of the Notes are forcibly converted. Upon a Forced Conversion, the Company shall pay or deliver, as the case may be, cash, shares of the Common Stock or a combination of cash and shares of the Common Stock, at its election and in its sole discretion, and the Forced Conversion Make-Whole Payment, if any is so owed, in cash. For purposes of a Forced Conversion, all cash paid in lieu of shares of Common Stock shall be equal to the Forced Conversion Cash Settlement Amount.

For so long as a Holder whose conversion of Notes pursuant to a Forced Conversion was limited by the Ownership Limitation continues to hold Notes thereafter, such Holder must, within five Business Days following the end of each fiscal quarter, commencing with the fiscal quarter in which a Forced Conversion of Notes held by such Holder was first limited by the Ownership Limitation, certify in writing to the Company and the Trustee its beneficial ownership of shares of the Common Stock (the “Beneficial Ownership Certificate”).

Section 15.02.     Notice of Forced Conversion; Selection of Notes.

(a) In case the Company exercises its Forced Conversion right to convert all or, as the case may be, any portion of the Notes pursuant to Section 15.01, it shall deliver a Forced Conversion Notice to the Trustee, the Conversion Agent (if other than the Trustee), the Paying Agent (if other than the Trustee) and each Holder of Notes. The Forced Conversion Date must be a Business Day.

(b) The Forced Conversion Notice, if given in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Forced Conversion Notice or any defect in the Forced Conversion Notice to the Holder of any Note designated for conversion as a whole or in part shall not affect the validity of the proceedings for the conversion of any other Note.

(c) Each Forced Conversion Notice shall specify:

(i) the composition of shares of Common Stock and cash allocable to the Conversion Consideration and the cash amount of the Forced Conversion Make Whole Payment to be paid and delivered per Note as a result of the Forced Conversion (the “Forced Conversion Consideration”);

(ii) that on the Forced Conversion Date, the Company shall pay and deliver the Forced Conversion Consideration for each Note to be converted, and that interest thereon, if any, shall cease to accrue on and after the Forced Conversion Date;

(iii) the place or places where such Notes are to be surrendered for payment of the Forced Conversion Consideration;

(iv) that Holders may surrender their Notes for conversion at any time prior to the close of business on the Business Day immediately preceding the Forced Conversion Date;

(v) the then-applicable Conversion Rate;

(vi) the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and

(vii) in case any Note is to be converted in part only, the portion of the principal amount thereof to be converted and on and after the Forced Conversion Date, upon surrender of such Note, a new Note in principal amount equal to the unconverted portion thereof shall be issued.

A Forced Conversion Notice shall be irrevocable. After the Company has delivered a Forced Conversion Notice, each Holder shall have the right to receive payment and delivery of the Forced Conversion Consideration for its Notes on the later of (i) the Forced Conversion Date and (ii)(a) if the Notes are Physical Notes, delivery of its Notes to the Paying Agent or (b) if the Notes are Global Notes, compliance with the applicable procedures of the Depositary relating to the conversion and delivery of the beneficial interests to be converted to the Paying Agent and/or Conversion Agent; provided, however, that, until the close of business on the Business Day immediately preceding such Forced Conversion Date, Holders may convert their Notes, regardless of whether they have been delivered to the Paying Agent and/or Conversion Agent for conversion, by complying with the requirements for conversion set forth in Article 13.

At the Company’s request, the Trustee shall give the notice of conversion in the name of and at the Company’s expense.

(d) If fewer than all of the outstanding Notes are to be Converted, the Notes to be converted shall be selected: (i) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; (ii) if the Notes are not so listed but are represented by a Global Note, then by lot or otherwise in accordance with the Depositary’s applicable procedures; or (iii) if the Notes are not so listed and are not represented by a Global Note, then (in principal amounts of $1,000 or multiples thereof) on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate (it being understood that as long as Notes are held by DTC, notice shall be given by the rules of the Depositary). If any Note selected for partial conversion is submitted for conversion in part after such selection, the portion of the Note submitted for forced conversion shall be deemed (so far as may be possible) to be the portion selected for forced conversion.

(e) In the event of any conversion in part, neither the Company nor the Note Registrar shall be required to register the transfer of or exchange any Note so selected for conversion, in whole or in part, except the unconverted portion of any Note being converted in part.

Section 15.03.     Delivery of Shares and/or Cash on the Forced Conversion Date.

(a) If any Forced Conversion Notice has been given in respect of the Notes in accordance with Section 15.02, the Forced Conversion Consideration shall become due and payable on the Forced Conversion Date at the place or places stated in the Forced Conversion Notice in exchange for the Notes. On presentation and surrender of the Notes at the place or places stated in the Forced Conversion Notice, the Notes shall be converted by the Company at the applicable Forced Conversion Consideration.

(b) Prior to 11:00 a.m. New York City time on the Forced Conversion Date, the Company shall deposit with the Paying Agent and/or Conversion Agent, as applicable, or, if the Company or a Subsidiary of the Company or an Affiliate of either of them is acting as the Paying Agent or Conversion Agent, shall segregate and hold in trust as provided in Section 7.05, an amount of cash and/or comply with Section 13.02 if shares of Common Stock shall be a portion or all of the Forced Conversion Consideration, sufficient to pay and/or deliver the Forced Conversion Consideration of all of the Notes to be converted on such Forced Conversion Date; provided, however, that to the extent any such funds are received by the Agent and/or Conversion Agent from the Company after 11:00 a.m., New York City time, on such due date, such funds shall be deemed deposited within one (1) Business Day of receipt thereof. Subject to receipt of funds and shares of Common Stock by the Paying Agent and/or Conversion Agent, payment for the Notes to be converted shall be made on the Forced Conversion Date for such Notes. The Paying Agent and/or Conversion Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds or shares in excess of the Forced Conversion Consideration.

Section 15.04.     Restrictions on Forced Conversion. The Company may not convert any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of the Indenture, and such acceleration has not been rescinded, on or prior to the Forced Conversion Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Forced Conversion Consideration with respect to such Notes).

ARTICLE 16.
MISCELLANEOUS PROVISIONS

Section 16.01.     Provisions Binding on Company’s Successors

All the covenants, stipulations, promises and agreements of the Company contained in the Indenture shall bind its successors and assigns whether so expressed or not.

Section 16.02.     Official Acts by Successor Corporation

Any act or proceeding by any provision of the Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 16.03.     Addresses for Notices, Etc.

Any notice or demand that by any provision of the Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by following the requirements under Section 1.05 of the Base Indenture.

Section 16.04.     Governing Law; Jurisdiction

THE INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE INDENTURE OR THE NOTES, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR THERETO).

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with the Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with the Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 16.05.     Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee.

Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of the Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee an Officers’ Certificate stating that such action is permitted by the terms of the Indenture and an Opinion of Counsel stating that in the opinion of such counsel such action is permitted by the terms of the Indenture.

Each Officers’ Certificate and Opinion of Counsel provided for, by or on behalf of the Company in the Indenture and delivered to the Trustee with respect to compliance with the Indenture shall include (a) a statement that the person signing such certificate is familiar with the requested action and the Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by the Indenture; and (d) a statement as to whether or not, in the judgment of such person, such action is permitted by the Indenture.

Notwithstanding anything to the contrary in this Section 16.05, if any provision in the Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall be entitled to, or entitled to request, such Opinion of Counsel.

Section 16.06.     Legal Holidays

In any case where any Interest Payment Date, Fundamental Change Purchase Date, Forced Conversion Date, or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 16.07.     No Security Interest Created

Nothing in the Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 16.08.     Benefits of Indenture

Nothing in the Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders (and, to the extent set forth in the last sentence of Section 8.03, the beneficial owners), the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 16.09.     Table of Contents, Headings, Etc.

The table of contents and the titles and headings of the articles and sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 16.10.     Authenticating Agent

The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.05, Section 2.06, Section 2.07, Section 2.08, Section 10.04, Section 13.02(d) and Section 14.03 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by the Indenture and those Sections hereof to authenticate and deliver Notes. For all purposes of the Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 16.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section 16.10, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Holders as the names and addresses of such Holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and Section 16.10 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 16.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

__________________________,
as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By: ____________________
Authorized Officer

Section 16.11.      Execution in Counterparts

This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, .pdf transmission, electronic mail or other electronic means (including, without limitation, DocuSign or Adobe Sign) shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, .pdf transmission, electronic mail or other electronic means (including, without limitation, DocuSign or Adobe Sign) shall be deemed to be their original signatures for all purposes. For the avoidance of doubt, all notices, approvals, consents, requests and any communications hereunder or with respect to the Notes must be in writing (provided that any communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign or Adobe (or such other digital signature provider as specified in writing to Trustee by the authorized representative), in English.  The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including, without limitation, the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 16.12.      Severability

In the event any provision of the Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 16.13.      Waiver of Jury Trial

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 16.14.      Force Majeure

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 16.15.      Calculations

Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Closing Sale Prices of the Common Stock, any adjustments to the Conversion Rate, the consideration deliverable in respect of any conversion and accrued interest payable on the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Company.

Section 16.16.      USA PATRIOT Act

The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Supplemental Indenture agree that they shall provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

TRINITY CAPITAL INC.

By:	/s/ Steven L. Brown

Name:	Steven L. Brown

Title:	Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Karen R. Beard

Name:	Karen R. Beard

Title:	Vice President

[Signature Page to Second Supplemental Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE (THE “GLOBAL NOTE LEGEND”)]

[THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INSERT RESTRICTED SECURITIES LEGEND, IF APPLICABLE]

Trinity Capital Inc.

6.00% Convertible Notes due 2025

No. [_____]	[Initially][1] $[_________]

CUSIP No. [ ]	ISIN No. [ ]

Trinity Capital Inc., a corporation duly organized and validly existing under the laws of the State of Maryland (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]2 [_______]3, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]4 [of $[_______]]5, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $50,000,000 in aggregate at any time, pursuant to the Purchase/Placement Agreement, dated as of December 4], 2020 (the “Purchase/Placement Agreement”), between the Company and Keefe, Bruyette & Woods, Inc. in its capacity as initial purchaser and placement agent (the “KBW”), in accordance with the rules and procedures of the Depositary, on December 11, 2025, and interest thereon as set forth below.

This Note shall bear interest at the rate of 6.00% per year from December 11, 2020 (“Original Issue Date”), or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until December 11, 2025. Interest is payable semi-annually in arrears on each May 1 and November 1, commencing on May 1, 2021, to Holders of record at the close of business on the preceding April 15 or October 15 (whether or not such day is a Business Day), respectively. Additional Interest shall be payable as set forth in Section 6.03 of the within-mentioned Supplemental Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 6.03, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

1 Include if a global note.

2 Include if a global note.

3 Include if a physical note.

4 Include if a global note.

5 Include if a physical note.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes plus one percent, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.04(c) of the Supplemental Indenture.

The Company shall pay the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) (i) at the Corporate Trust Office or, at the Company’s option, by check mailed to the Holder’s address as it appears in the Note Register or (ii) under certain circumstances, by wire transfer in immediately available funds to the Holder’s account within the United States. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its agency in St. Paul, Minnesota, as a place where Notes may be presented for payment or for registration of transfer and exchange.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into shares of Common Stock on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the New York General Obligations Law or any successor thereto).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile, .pdf attachment or other electronically transmitted signature (including, without limitation, DocuSign or Adobe Sign) by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated:

TRINITY CAPITAL INC.

By:

Name:

Title:

Attest:

Name:

Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. Bank National Association as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

Trinity Capital Inc.

6.00% Convertible Notes due 2025

This Note is one of a duly authorized issue of Notes of the Company, designated as its 6.00% Convertible Notes due 2025 (the “Notes”), limited to the aggregate principal amount of $50,000,000 pursuant to the Purchase/Placement Agreement, dated as of December 4, 2020 (the “Purchase/Placement Agreement”), between the Company and Keefe, Bruyette & Woods, Inc. in its capacity as initial purchaser and placement agent (the “KBW”), all issued or to be issued under and pursuant to an Indenture dated as of January 16, 2020 (the “Base Indenture”), as amended and supplemented by the Second Supplemental Indenture dated as of December 11, 2020 (herein called the “Supplemental Indenture”; the Base Indenture, as amended and supplemented by the Supplemental Indenture, and as it may be further amended or supplemented from time to time, the “Indenture”), between the Company and U.S. Bank National Association (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company shall make payment in respect of the principal amount of any Note on the Maturity Date (i) to the Holder who surrenders a Note at the Corporate Trust Office to collect such payment in respect of the Note or, at the Company’s option, by check mailed to such Holder at its address as it appears on the Note Register or (ii) under certain circumstances, by wire transfer in immediately available funds to the Holder’s account within the United States. Subject to any rules or procedures of the Depositary to the contrary, the Company shall make all payments in respect of the Fundamental Change Purchase Price on the Fundamental Change Purchase Date by mailing checks for the amount payable to the Holders of such Notes entitled thereto at their addresses as they shall appear in the Note Register. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Fundamental Change Purchase Price and the Forced Conversion Consideration, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

No sinking fund is provided for the Notes. At the Company’s option, it may cause the Holders to convert all or a portion of the then outstanding principal amount of the Notes plus accrued but unpaid interest, but excluding the date of such conversion, at any time on or prior to the close of business on the business day immediately preceding the maturity date, following the listing of the Common Stock on a national securities exchange, the closing sale price of the Common Stock on such national securities exchange for any 30 consecutive Trading Days exceeds 120% of the Conversion Price.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to purchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, prior to the close of business on the Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into shares of Common Stock at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A

SCHEDULE OF EXCHANGES OF NOTES

Trinity Capital Inc.

6.00% Convertible Notes due 2025

The initial principal amount of this Global Note is [_________] DOLLARS ($[_________]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To: Trinity Capital Inc.

3075 West Ray Road, Suite 525

Chandler, AZ 85226

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share (if applicable), and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any such shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all documentary, stamp or similar issue or transfer taxes, if any, in accordance with Section 13.02(d) and Section 13.02(e) of the Supplemental Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated: ______________________ _________________________

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed
by an eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if shares
of Common Stock are to be issued, or
Notes are to be delivered, other than
to and in the name of the registered holder.

Fill in for registration of shares if
to be issued, and Notes if to
be delivered, other than to and in the
name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE Purchase NOTICE]

To: Trinity Capital Inc.
3075 West Ray Road, Suite 525
Chandler, AZ 85226

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Trinity Capital Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 14.03 of the Supplemental Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be purchased are as set forth below:

Dated: ______________________

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all):
$______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:_________________________________________________________________________________________

(Insert Assignee’s Legal Name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint_______________________________________________________________________________________________________

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:__________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:____________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

The undersigned hereby certifies that it ☐ is /☐ is not an Affiliate of the Company and that, to its knowledge, the proposed transferee ☐ is / ☐ is not an Affiliate of the Company.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the Resale Restriction Termination Date, the undersigned confirms that such Securities are being transferred:

CHECK ONE BOX BELOW:

(1)	☐	To Trinity Capital Inc. or a subsidiary thereof; or

(2)	☐	To a “qualified institutional buyer” pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

(3)	☐	transferred pursuant to an effective registration statement under the Securities Act; or

(4)	☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof, provided, however, that if box (4) is checked, the Company may require, prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:____________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

TO BE COMPLETED BY PURCHASER IF BOX (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:  __________________

Your Signature:
Notice: To be executed by an executive officer

Signature Guarantee*:____________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EXHIBIT B

[FORM OF CERTIFICATE OF TRANSFER]

Trinity Capital Inc.

3075 West Ray Road, Suite 525

Chandler, Arizona 85226

Attention: [_________]

email:

U.S. Bank National Association, as Trustee and Security Registrar

111 Fillmore Avenue

St. Paul, MN 55107

Attention: Global Corporate Trust Services

Re: 6.00% Convertible Notes due 2025

Reference is hereby made to the Indenture, dated as of January 16, 2020 (the “Base Indenture”), by and among the Trinity Capital Inc. (the “Company”) and U.S. Bank National Association (the “Trustee”) as supplemented by the Second Supplemental Indenture, dated as of December 11, 2020 (the “Second Supplemental Indenture” and together with the Base Indenture, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

[●] (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $[●] in such Note[s] or interests (the “Transfer”), to [●] (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.            [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT RESTRICTED GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2.            [_] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and definitive Notes containing the Restricted Securities Legends (“Restricted Definitive Notes”) and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)            [_] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

(b)            [_] such Transfer is being effected to the Company or a subsidiary thereof; or

(c)            [_] such Transfer is being effected pursuant to an effective registration statement under the Securities Act, and in compliance with the prospectus delivery requirements of the Securities Act.

5.             [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a)            [_] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Securities Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or definitive Note will no longer be subject to the restrictions on transfer enumerated in the Restricted Securities Legend printed on the Restricted Global Notes, on definitive Notes and in the Indenture.

(b)            [_] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Securities Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or definitive Note will not be subject to the restrictions on transfer enumerated in the Restricted Securities Legend printed on the Restricted Global Note or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.            The Transferor owns and proposes to transfer the following:

[CHECK ONE]

(a)	[ ]	a beneficial interest in the

(i)	[ ] Restricted 144A Global Note (CUSIP 896442AE0), or

(ii)	[ ] Unrestricted 144A Global Note (CUSIP _________); or

(iii)	[ ] Restricted Regulation S Global Note (CUSIP U89629AB2), or

(iv)	[ ] Unrestricted Regulation S Global Note (CUSIP _________); or

(v)	[ ] Restricted IAI Global Note (CUSIP 896442AF7), or

(vi)	[ ] Unrestricted IAI Global Note (CUSIP _________); or

(b)	[ ]	a Restricted Definitive Note; or

(c)	[ ]	an Unrestricted Definitive Note.

2.            After the Transfer the Transferee shall hold:

[CHECK ONE]

(a)	[ ]	a beneficial interest in the

(i)	[ ]	Restricted 144A Global Note (CUSIP 896442AE0), or

(ii)	[ ]	Unrestricted 144A Global Note (CUSIP _________); or

(iii)	[ ]	Restricted Regulation S Global Note (CUSIP U89629AB2), or

(iv)	[ ]	Unrestricted Regulation S Global Note (CUSIP _________); or

(v)	[ ]	Restricted IAI Global Note (CUSIP 896442AF7), or

(vi)	[ ]	Unrestricted IAI Global Note (CUSIP _________); or

(b)	[ ]	a Restricted Definitive Note; or

(c)	[ ]	an Unrestricted Definitive Note, in accordance with the terms of the Indenture.